                                                                     EXHIBIT 4.4

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

     [FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS JUNE 9, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 9.25%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

     GETTY IMAGES, INC. (THE "ISSUER") AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY OR UPON A PURCHASE OF THIS SECURITY AT THE HOLDER'S OPTION AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS:
GETTY IMAGES, INC. 601 N. 34TH STREET, SEATTLE, WASHINGTON 98103 ATTENTION:
TREASURER.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY," WHICH INCLUDES ANY SUCCESSOR

DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D)

PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE ISSUER AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OF TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER.]

                               GETTY IMAGES, INC.

                0.5% Convertible Subordinated Debentures due 2023

No. R-1                    Principal Amount: $265,000,000 (or such lesser amount
                                                  as shown on Schedule I hereto)

Issue Date: June 9, 2003                                        CUSIP: 374276AF0

     GETTY IMAGES, INC, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount (as defined in the Indenture referred to on the reverse side of this Security) on June 9, 2023.

     This Security shall bear interest as specified on the reverse side of this Security and in the Indenture. Contingent Interest (as defined in the Indenture referred to on the reverse side of this Security), if any, on this Security, will be payable as specified on the reverse side of this Security and in the Indenture. This Security is convertible and is subject to redemption at the option of the Issuer or purchase at the option of the Holder hereof, all as specified on the reverse side of this Security and in the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

                                                GETTY IMAGES, INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

     This is one of the 0.5% Convertible Subordinated Debentures due 2023 described in the within-mentioned Indenture.

Dated: June 9, 2003

                                                THE BANK OF NEW YORK, as Trustee


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                       [FORM OF REVERSE SIDE OF SECURITY]

                0.5% Convertible Subordinated Debentures due 2023

     This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities") limited in aggregate Principal Amount to $265,000,000, issued under an Indenture, dated as of June 9, 2003 (the "Indenture"), between the Issuer and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Security are used as defined in the Indenture.

     1. Interest.

     This Security will bear interest from June 9, 2003 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on June 9 and December 9 of each year (each, an "Interest Payment Date"), subject to Section 17.13 of the Indenture, commencing December 9, 2003, at the rate per annum equal to 0.5%. Interest on this Security shall be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Period. Interest payable on this Security on any Interest Payment Date will include interest for the immediately preceding Interest Period. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1, as the case may be, immediately preceding the relevant Interest Payment Date. Any interest that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to the Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     2. Ranking and Subordination

     The Issuer agrees, and each Holder by accepting any Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in Article 5 of the Indenture, to the payment when due of all Senior Indebtedness of the Issuer and that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Subordinated Indebtedness of the Issuer, and only Indebtedness of the Issuer that is Senior Indebtedness will rank senior to the Securities in accordance with the provisions set forth herein.

     3. Contingent Interest.

     From and after the Interest Period ending December 9, 2008, the Issuer will pay Contingent Interest on this Security under the circumstances and in the amounts described in Article 15 of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Security as of the close of business on the Regular Record Date relating to such Interest Payment Date.

     4. Interest on Overdue Amounts.

     If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 4.02 of the Indenture, upon the dates set for payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price or upon the Stated Maturity Date of this Security) or if interest due hereon (including Contingent Interest and Liquidated Damages, if any) (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Security, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

     5. Method of Payment.

     Subject to the terms and conditions of the Indenture, the Issuer will make payments in respect of Redemption Price, Purchase Price, Fundamental Change Purchase Price and at Stated Maturity Date to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities; provided that if any Redemption Date, Purchase Date or Fundamental Change Purchase Date is any day during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on such Interest Payment Date, accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) shall be paid to the Holder of record as of the applicable Regular Record Date. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may make such cash payments by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (including Contingent Interest, if any) on all Global Securities and all Securities of Holders of more than $25,000,000 aggregate Principal Amount of Securities that have requested such method of payment and provided wire transfer instructions to the Issuer or the Paying Agent. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity Date or earlier Redemption Date, Purchase Date or Fundamental Change Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date to such next succeeding Business Day.

     6. Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Issuer or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

     7. Indenture.

     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     8. Redemption at the Option of the Issuer.

     No sinking fund is provided for the Securities. Prior to June 13, 2008, the Securities shall not be redeemable at the option of the Issuer. Beginning on June 13, 2008 and until the Stated Maturity Date, the Securities are redeemable for cash as a whole, or from time to time in part, at the option of the Issuer at the Redemption Price, as provided in Article 11 of the Indenture.

     If the Issuer redeems less than all of the outstanding Securities, the Trustee shall select the Securities to be redeemed (i) by lot; (ii) pro rata; or
(iii)
by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion shall be deemed, to the extent practicable, to be from the portion selected for redemption.

     9. Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000.

     10. Purchase By the Issuer at the Option of the Holder.

     Each Holder has the right to require the Issuer to purchase all or a portion of the Securities held by such Holder on June 9, 2008, 2013, and 2018, or if any such day is not a Business Day, the next succeeding Business Day (each, a "Purchase Date"). If required by any Holder, the Issuer shall purchase Securities for cash at a Purchase Price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 21 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuer shall purchase all or a portion of the Securities held by such Holder as of the date that is not less than 20 nor more than 35 Business Days after the occurrence of a Fundamental Change occurring prior to Stated Maturity Date for a Fundamental Change Purchase Price equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Fundamental Change Purchase Date, unless such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Issuer shall pay the full amount of accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) payable on such Interest Payment Date to the Holder at the close of business on such Regular Record Date.

     Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     As provided in the Indenture, if cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, all interest (including Contingent Interest, if any) ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

     11. Conversion.

     Subject to the terms of the Indenture, the Holder of a Security may convert the Security into shares of Common Stock at the Conversion Rate under the circumstances set forth in Sections 12.02, 12.03, 12.04, 12.05 and 12.06 of the Indenture. A Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Issuer to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Indenture.

     The Issuer shall deliver to the Holder through the Paying Agent, no later than the third Business Day following the date on which the Applicable Stock Price is determined, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares.

     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, except for conversions during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest (including Contingent Interest, if any) on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

     Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Issuer or its order, in New York Clearing House funds or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date with respect to the Principal Amount of Securities or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Issuer has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) if the Issuer has specified a Fundamental Change Purchase Date during such period or (3) to the extent of overdue interest or overdue Contingent Interest, any overdue interest or overdue Contingent Interest exists on the Conversion Date with respect to the Securities converted.

     No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Applicable Stock Price.

     The Issuer agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any cash payment in lieu of fractional shares) as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

     To convert a Security, a Holder must (a) complete and manually sign the Conversion Notice set forth below or a facsimile thereof and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date.

     The Conversion Rate will be adjusted as set forth in Article 12 of the Indenture

     12. Conversion Arrangement on Call for Redemption.

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such

Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Issuer to purchase such Securities from the Holders, to convert them into Common Stock of the Issuer and to make payment for such Securities to the Trustee in trust for such Holders.

     13. Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     14. Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

     15. Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed for two years after the date upon which the principal of or interest on such Security shall have become due and payable, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the principal of or interest on such Security, provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Issuer pursuant to Section 3.01, 11.05, 13.04, or
14.03 exceeds the aggregate principal and interest due on the Securities or portions thereof which the Issuer is obligated to purchase as of the applicable date, then promptly after the Business Day following the such date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

     16. Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. The Issuer and the Trustee may amend the Indenture under certain circumstances without the consent of the Holders, as described in the Indenture.

     17. Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in Section 4.01(a) or (b) of the Indenture) if it determines that withholding notice is in their interests.

     18. Trustee Dealings with the Issuer.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

     19. No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     20. Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

     21. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

     22. GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                   ----------

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

          Getty Images, Inc.
          601 N. 34th Street
          Seattle, WA 98103
          Attention: Kevin Roberts
          Telecopy No.: (206) 925-5623

                                                                      Schedule I

                 [Include Schedule I only for a Global Security]

                                GETTY IMAGES INC.
                0.5% Convertible Subordinated Debenture Due 2023

     No. R-1

                                                              Authorized Signature of
                              Notation Explaining Principal    Trustee or Depositary
  Date     Principal Amount          Amount Recorded                 Custodian
--------   ----------------   -----------------------------   -----------------------

--------   ----------------   -----------------------------   -----------------------

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

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

     For value received                            hereby sell(s), assign(s)
                        -------------------------
and transfer(s) unto                                       (Please insert social
                     -------------------------------------
security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints attorney to transfer said Security on the
--------------------------------------
books of the Issuer, with full power of substitution in the premises.

     In connection with any transfer of the Security prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Security is being transferred:

     [ ]   To Getty Images, Inc. or a subsidiary thereof;

     [ ] To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended;

     [ ] Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, and that continues to be effective at the time of transfer; or

     [ ] Pursuant to and in compliance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee or Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:
       ----------------------------             --------------------------------


                                                --------------------------------
                                                Signature(s)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                --------------------------------
                                                       Signature Guarantee

                                CONVERSION NOTICE

TO:  GETTY IMAGES, INC.
     THE BANK OF NEW YORK

     The undersigned registered owner of this Security hereby requests and instructs the Issuer pursuant to Article 12 of the Indenture to convert the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, into the Common Stock of the Issuer, par value $0.01, in accordance with the terms of the Indenture at the Conversion Rate. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be converted for shares of the Issuer's Common Stock as of the Conversion Date pursuant to the terms and conditions specified in the Indenture.

To convert this Security into Common Stock, check the box:

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $
                                                                      ----------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                 (Insert other person's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your
Signature: ----------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                --------------------------------
                                                Signature Guarantee

                                 PURCHASE NOTICE

TO:  GETTY IMAGES, INC.
     THE BANK OF NEW YORK

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Getty Images, Inc. (the "Issuer") regarding the right of holders to elect to require the Issuer to purchase the Securities and requests and instructs the Issuer to purchase the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Principal Amount or proportional portion thereof, together with accrued interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be purchased by the Issuer as of the applicable Purchase Date pursuant to the terms and conditions specified in the Indenture. This election is made pursuant to Article 13, Purchase at Option of Holders at June 9, 2008, 2013 and 2018.

     Dated:
            ---------------------------


     Signature(s):
                   -------------------------------------------------------------

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):
                                                  ------------------------------

     Principal Amount to be purchased (if less than all):
                                                          ----------------------

     Social Security or Other Taxpayer Identification Number:
                                                              ------------------

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                --------------------------------
                                                Signature Guarantee

                     OPTION OF HOLDER TO ELECT PURCHASE UPON
                               FUNDAMENTAL CHANGE

TO:  GETTY IMAGES INC.
     THE BANK OF NEW YORK

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Getty Images, Inc. (the "Issuer") regarding the right of holders to elect to require the Issuer to purchase the Securities upon a Fundamental Change and requests and instructs the Issuer pursuant to Section 14.01 to purchase the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of 100% of the Principal Amount or proportional portion thereof, together with accrued interest (including Contingent Interest and Liquidated Damages, if any) to, but excluding, the Fundamental Change Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Issuer as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

     Dated:
            ---------------------------


     Signature(s):
                   -------------------------------------------------------------

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):
                                                  ------------------------------

     Principal Amount to be purchased (if less than all):
                                                          ----------------------

     Social Security or Other Taxpayer Identification Number:
                                                              ------------------

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                --------------------------------
                                                Signature Guarantee